As filed with the Securities and Exchange Commission on September 24, 2018.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 TORCHMARK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	63-0780404
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3700 South Stonebridge Drive
McKinney, Texas 75070
(972) 569-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 R. Brian Mitchell, Esq.
Executive Vice President, General Counsel and Chief Risk Officer
Torchmark Corporation
3700 South Stonebridge Drive
McKinney, Texas 75070
(972) 569-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Justin L. Jackson, Esq.

McAfee & Taft A Professional Corporation
Two Leadership Square, 10th Floor
211 North Robinson
Oklahoma City, Oklahoma 73102
(405) 552-2240

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Subordinated Debt Securities of Torchmark Corporation (4)
Senior Debt Securities of Torchmark Corporation (4)
Preferred Stock of Torchmark Corporation (4)
Common Stock of Torchmark Corporation (4)
Depositary Shares of Torchmark Corporation (5)	(1)(2)(3)
Warrants of Torchmark Corporation (6)
Purchase Contracts of Torchmark Corporation (7)
Units (8)

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis.

(3)
This registration statement also covers an indeterminate number of debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants, stock purchase contracts and units of Torchmark Corporation that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrant or affiliates of the registrant.

(4)
Includes such indeterminate number of shares of common stock and preferred stock, and indeterminate principal amount and number of debt securities, as may be issued upon conversion, exchange or settlement of any securities registered hereunder to the extent any such securities are, by their terms, convertible into, exchangeable for or settled for common stock, preferred stock or debt securities.

(5)
Includes depositary shares evidenced by depositary receipts issuable in the event that Torchmark Corporation elects to offer fractional interests in debt securities or shares of common or preferred stock registered hereby, upon the exercise of warrants or delivery upon settlement of purchase contracts.

(6)
Warrants may represent rights to purchase debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with debt securities, preferred stock, common stock or other securities registered hereunder.

(7)
Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for purchase contracts. Each purchase contract obligates Torchmark Corporation to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock or preferred stock or depositary shares issuable upon settlement of the stock purchase contracts issued by Torchmark Corporation.

(8)
Each unit will be issued under a unit agreement or other document and will represent an interest in two or more debt securities, warrants, purchase contracts, shares of preferred stock, shares of common stock or depositary shares, in any combination, which may or may not be separable from one another.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer from time to time, in amounts, at prices and on other terms to be determined at the time of offering, senior or subordinated debt securities, preferred stock or common stock, depositary shares, warrants, purchase contracts, as well as units that include any of these securities or securities of other entities. This prospectus describes some of the general terms that may apply to these securities. We will provide more specific terms of the securities we may offer in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.
Torchmark Corporation’s common stock is listed on the New York Stock Exchange under the symbol “TMK.” Unless stated otherwise in a prospectus supplement, the securities offered hereby will not be listed on a national securities exchange.
We may offer and sell these securities to or through one or more underwriters, dealers, agents or other third parties, or directly to one or more purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
Investing in our securities involves risks. We urge you to read carefully the information included or incorporated by reference in this prospectus or any applicable prospectus supplement for a discussion of the factors you should consider before deciding to invest in any securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2018.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Torchmark,” “we,” “us” and “our” and similar terms are to Torchmark Corporation and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus relates to a registration statement filed by Torchmark with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process (the “registration statement”). Under this shelf process as described in the registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of the securities being offered and that offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits to the registration statement, provides additional relevant information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our web site at www.torchmarkcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our web site is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

i

TORCHMARK CORPORATION
We are an insurance holding company that provides protection life and supplemental health insurance and related products. We were incorporated in Delaware on November 29, 1979. We are the ultimate parent company of Globe Life And Accident Insurance Company, American Income Life Insurance Company, Liberty National Life Insurance Company, United American Insurance Company, and Family Heritage Life Insurance Company of America. Globe Life and Accident is a direct-response provider of life insurance known for its administrative efficiencies. American Income provides individual life insurance to working families. Liberty National is one of the oldest traditional insurers in the Southeast. United American is a consumer-oriented provider of supplemental life and health insurance. Family Heritage Life provides individual supplemental health insurance.

Our principal executive offices are located at 3700 South Stonebridge Drive, McKinney, Texas 75070, and its telephone number is (972) 569-4000. Our website is available at www.torchmarkcorp.com. The information contained on, or that can be accessed through, our website is not incorporated herein by reference and does not form a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Torchmark’s current view with respect to future events and financial performance. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or other comparable terminology. All statements, other than statements of historical facts, may be forward-looking statements. These forward-looking statements are subject to inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from historical results or anticipated results. For a discussion of factors that could cause actual results to differ, please see the discussion contained in the applicable prospectus supplement and in other information contained in our publicly available SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made, and neither Torchmark nor any of our agents or dealers can give assurance that such statements will prove to be correct. Torchmark undertakes no obligation to update, review or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for Torchmark for each of the periods indicated.

	Six Months Ended June 30,				Year Ended December 31,
	2017		2018		2013		2014		2015		2016		2017
Ratio of earnings to fixed charges: (unaudited)
Excluding interest credited on deposit products	10.2	x	10.8	x	10.2	x	11.1	x	10.7	x	10.0	x	10.6	x
Including interest credited on deposit products	6.4	x	6.9	x	6.0	x	6.4	x	6.3	x	6.2	x	6.6	x

For purposes of computing these ratios, “earnings” represent consolidated income from continuing operations before income taxes and fixed charges. “Fixed charges” represent interest expense, including interest credited on deposit products where indicated, amortization of bond issue costs and that portion of rental expense deemed representative of the interest factor.

A ratio of earnings to combined fixed charges and preferred stock dividends is not presented as the results do not differ from the ratio of earnings to fixed charges presented above.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, warrants, and units. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete. You should also read our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law. We have filed copies of the Certificate of Incorporation and the Bylaws with the SEC. These documents are incorporated by reference into the registration statement of which this prospectus is a part.
We have 325,000,000 shares of capital stock authorized, of which 320,000,000 shares are common stock, par value $1.00 per share, and 5,000,000 shares are preferred stock, par value $1.00 per share. As of September 19, 2018, we had 112,296,593 shares of common stock issued and outstanding (excluding treasury shares), and 350,862 shares of preferred stock issued and outstanding. All of our issued and outstanding shares of preferred stock are held by our wholly owned insurance company subsidiaries and are therefore not considered to be issued and outstanding for purposes of our consolidated financial statements.
No holders of our capital stock are entitled to preemptive rights.
Common Stock
Dividends. Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The issuance of dividends will depend upon, among other factors deemed relevant by the Board of Directors, our financial condition, results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by our subsidiaries. There is no assurance that we will declare and pay any dividends.
Voting Rights. The holders of our common stock will possess exclusive voting rights in us, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors.
Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets.
Other Rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights.
Miscellaneous. Any shares of common stock sold hereunder will be fully paid and nonassessable. The transfer agent and registrar for our common stock is EQ Shareowner Services. The common stock is listed on the New York Stock Exchange under the symbol “TMK.”

Preferred Stock
Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further stockholder action, to issue a maximum of 5,000,000 shares of preferred stock. Our Board of Directors has the authority to determine or fix the rights, preferences, privileges and other terms and conditions with respect to shares of any series of preferred stock. The following is a general description of the terms of our preferred stock. The particular terms of any series of preferred stock offered hereby will be set forth in a prospectus supplement relating to such securities. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designations adopted by our Board of Directors or a duly authorized committee of our Board of Directors. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designations relating to such series. In all respects, regardless of series, the preferred stock will rank in preference to our common stock as to payment of dividends and as to distribution of our assets upon our liquidation, dissolution or winding up. Upon issuance against full payment of their purchase price, shares of preferred stock will be fully paid and nonassessable.

Dividends. Holders of a series of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors out of any funds legally available for that purpose, dividends in cash at such rates, payable on such dates in each year and in respect of such dividend periods, as stated in our Certificate of Incorporation or the certificate of designations for that series of preferred stock, before any dividends may be declared, paid or set apart for payment upon the common stock or any other class of stock ranking junior to that series of preferred stock. No dividend may be declared or paid on any series of preferred stock unless at the same time a dividend in like proportion to the designated dividend amounts has been declared or paid on each other series of preferred stock then issued and outstanding ranking prior to or on a parity with that particular series with respect to the payment of dividends. Dividends on preferred stock may be either cumulative or noncumulative.
Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock of each series (if any shares thereof are then issued and outstanding) will be entitled to payment of the applicable liquidation price or prices plus accrued dividends, out of our available assets, in preference to the holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up.
Redemption and Conversion. Each series of preferred stock will be subject to redemption, if applicable, on such terms, at such prices and on such dates as may be set forth in the applicable certificates of designations. The preferred stock will not be convertible.
Voting Rights. The holders of the preferred stock have no voting rights except as specifically required by statute and except for certain voting rights specifically provided in Torchmark’s Certificate of Incorporation, including the certificates of designations creating the various series of such stock. Voting rights of the preferred stock will be noncumulative.
Outstanding Preferred Stock
As of September 19, 2018, Torchmark had 350,862 shares of Cumulative Preferred Stock, Series A, issued and outstanding, of which 279,493 shares are 6.50% Cumulative Preferred Stock, Series A, and 71,369 shares are 7.15% Cumulative Preferred Stock, Series A (collectively, the “Series A Preferred Stock”). All of our issued and outstanding shares of Series A Preferred Stock are held by our wholly owned insurance company subsidiaries.
Holders of the Series A Preferred Stock are entitled to receive, if, when, and as declared by our Board of Directors out of legally available assets, cumulative cash dividends at the stated percentage per annum of the face value, which face value is equal to $1,000 per share of Series A Preferred Stock. These dividends are payable semi-annually in arrears (on each June 30 and December 31 with respect to the 6.50% Series A Preferred Stock, and on each May 15 and November 15 with respect to the 7.15% Series A Preferred Stock). When dividends are not paid in full upon the Series A Preferred Stock and any other parity stock, dividends upon such stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series A Preferred Stock, and accrued dividends, including any accumulations on such parity stock, bear to each other. In the event that full cumulative semi-annual dividends have not been declared and paid or set apart for payment, we may not declare or pay dividends on or repurchase or redeem our common stock or any other stock ranking junior to the Series A Preferred Stock, except that dividends may be paid in shares, options, warrants or rights. No interest will be payable in respect of any dividend payment that may be in arrears.
In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of $1,000 per share, plus any accrued and unpaid dividends, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our creditors.
We may, at the option of our Board of Directors, redeem the Series A Preferred Stock in whole or in part, in multiples of $1,000,000, at the redemption price of $1,000 per share plus any accrued and unpaid dividends, without interest; provided, however, that we may not redeem less than all of the outstanding Series A Preferred Stock unless full cumulative dividends have been paid for all past dividend periods. Notwithstanding our right to redeem the Series A Preferred Stock, we have no obligation to repurchase or otherwise retire the Series A Preferred Stock by sinking fund or otherwise.
Holders of our Series A Preferred Stock do not have any voting rights and are not entitled to elect any directors, except as required by law and as further described below.
If, on the date used to determine stockholders of record for any meeting of stockholders at which directors are to be elected, we have failed to pay, or declare and set aside for payment, full dividends on the Series A Preferred Stock or any other class or series of parity stock for three semi-annual dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock, voting together as a single and separate class with the holders of all outstanding parity stock, will have the right to elect two directors to our Board of Directors, and such right will continue until all dividend payments have been declared and paid or set apart for payment. If and when all rights of holders of our Series A Preferred Stock and parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stockholders under this provision shall immediately terminate. Until all dividend payments have been declared and paid or set apart for payment, any director who has been elected as described above can be removed, at any time, with or without cause, only by the holders of a majority of the Series A Preferred Stock and parity stock entitled to elect such director, at a special meeting of those stockholders called for that purpose, and any vacancy may be filled by a vote of such holders.
So long as any shares of our Series A Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of our Series A Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equal with the Series A Preferred Stock and entitled to vote thereon, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•
the authorization, creation or issuance of, or increase in the authorized amount of, any series of preferred stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up; or

•
any amendment, alteration or repeal of any provision, whether by merger, consolidation or otherwise, of our Certificate of Incorporation that would adversely affect the preferences, rights, powers or privileges of the Series A Preferred Stock.

If an amendment, alteration or repeal described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock, and the affirmative vote or consent of at least two-thirds of the holders in such class shall be required to approve such amendment, alteration or repeal. Our Certificate of Incorporation may be amended to increase the number of authorized shares of common stock or parity or junior preferred stock without the vote of the holders of the outstanding Series A Preferred Stock.
Notwithstanding the foregoing description of voting rights, for as long as the shares of Series A Preferred Stock are owned by our insurance company subsidiaries or any other majority-owned subsidiary, such shares have no voting rights under Delaware law.
Holders of the Series A Preferred Stock have no right to convert such shares into, or exchange them for, shares of any other class or classes or any other series of our capital stock.
Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of Delaware Law

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts specified business combinations between us and an “interested stockholder” or its affiliates or associates for a period of three years following the time that the stockholder becomes an “interested stockholder.” In general, an “interested stockholder” is defined for purposes of Delaware law as a stockholder owning 15% or more of our outstanding voting stock. The restrictions do not apply if:

•
prior to an interested stockholder becoming such, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction which resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by employee stock ownership plans and persons who are both directors and officers of Torchmark; or

•
at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66  2/3% of the outstanding voting stock not owned by the interested stockholder.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Provisions of Our Certificate of Incorporation and Bylaws
The summary below describes certain provisions of our Certificate of Incorporation and Bylaws which may have the effect, either alone or in combination with the provisions of Section 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our Board of Directors but that a stockholder might consider to be in such stockholder’s best interest.
Number of Directors; Filling Vacancies; Removal of Certain Directors. Our Bylaws provide that the number of directors shall consist of not less than seven nor more than 15 persons, with the exact number to be fixed by a majority vote of the entire Board of Directors. Furthermore, our Bylaws provide that any vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), or if all directors have been removed, by a majority vote of the stockholders. Accordingly, absent an amendment to the Bylaws, our Board of Directors could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with such stockholder’s own nominees. Our directors stand for election at our annual meetings of stockholders for one-year terms, expiring at the next succeeding annual meeting of the stockholders. All directors are elected on an annual basis and each director holds office until his or her successor has been elected and qualified. All directors may be removed by a majority of the outstanding voting stock with or without cause.
Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders can be called only by our Board of Directors by a resolution adopted by a majority of the Board of Directors or upon the written request of holders of 25% of the total voting power of the outstanding stock entitled to vote on the matter or matters proposed to be brought before the proposed special meeting, subject to compliance with certain procedural requirements. Additionally, the business permitted to be conducted at any special meeting of stockholders called by the Board of Directors is limited to the business brought before the meeting by the Board of Directors.
The provisions of our Bylaws permitting special meetings to be called only at the request of a majority of the Board of Directors or upon the written request of holders of 25% of our common stock may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions. Our Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our Bylaws provide that only persons who are nominated by or at the direction of our Board or by a stockholder who has given timely written notice to our secretary will be eligible for election as our directors. Our Bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our Board or by a stockholder in compliance with the procedures in our Bylaws. A stockholder must give timely written notice to our secretary of such stockholder’s intention to present a matter before an annual meeting of the stockholders.
The advance notice procedures may have the effect of precluding the conduct of certain business at a meeting, including nominations of director candidates, if proper notice is not provided. Additionally, these provisions make it more difficult and time-consuming to bring a matter before our stockholders without the consent of our Board, and thus reduce our vulnerability to an unsolicited takeover proposal.
Issuance of Additional Preferred Stock. Our Certificate of Incorporation authorizes the Board of Directors to create and issue additional preferred stock for such consideration and on such terms as it may determine. The rights assigned to a series of preferred stock by the Board of Directors, including voting, dividend, redemption, liquidation and conversion rights, may delay, discourage or prevent a change in control of Torchmark. For example, the Board of Directors has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock with preferential voting rights to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.
Amendment of Bylaws. Our Certificate of Incorporation and Bylaws grant our Board of Directors the power to alter, amend or repeal our Bylaws, or adopt new Bylaws, by an affirmative vote of a majority of the Board of Directors. Our stockholders may also alter, amend and repeal our Bylaws, or adopt new Bylaws.

DESCRIPTION OF DEPOSITARY SHARES
The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.
The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.
General
We may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. We may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.
We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.
Redemption of Depositary Shares
If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock
Upon receipt of notice of any meeting at which the holders of depositary shares are entitled to vote, or of any request for instructions or directions from the holders of depositary shares, the depositary will mail to such holders the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from the holders of depositary shares.

Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•
if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•
there has been a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Torchmark and the depositary believe to be genuine.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the Indentures described below.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“Senior Debt Securities”), our senior subordinated debt (“Senior Subordinated Debt Securities”), our subordinated debt (“Subordinated Debt Securities”) or our junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Any Senior Debt Securities we offer will be issued under an Indenture dated September 24, 2018 between us and Regions Bank, as trustee (the “Senior Indenture”). The Senior Indenture is filed herewith as Exhibit 4.1. We have the authority to appoint an additional trustee with respect to each series of Senior Debt Securities issued under the Senior Indenture.
The Senior Debt Securities will rank on an equal basis with all of our other unsecured debt except any of our subordinated indebtedness.

Any Subordinated Securities we offer will be issued under a separate Junior Subordinated Indenture dated November 2, 2001, between Torchmark and Regions Bank (as successor trustee to both The Bank of New York Mellon Trust Company, N.A. and The Bank of New York) (as amended by that First Supplemental Indenture dated September 24, 2012, the Second Supplemental Indenture dated April 5, 2016, and the Third Supplemental Indenture dated November 17, 2017, the “Junior Indenture,” and together with the Senior Indenture, the “Indentures”). The Junior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities. All capitalized terms not defined herein have the meanings specified in the Indentures.
General Terms of the Indentures
The debt securities will be unsecured general obligations of the Company. The Indentures do not limit the amount of debt securities that we may issue. The Indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.
We may issue the debt securities issued under the Indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” (“OID”) because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the designation, the aggregate principal amount and the authorized denominations;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•
the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•
if the amounts of payments of principal or interest are to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect to them;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	if applicable, covenants affording holders of debt protection against changes in our operations, financial condition or transactions involving us;

•	the trustee with respect to the securities of the series;

•
if issued in the form of one or more global securities, the depositary with respect to such global security or securities and the circumstances under which any such global security may be exchanged for securities registered in the name of a person other than the depositary; and

•	any other specific terms of any debt securities.
The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted.

Senior Debt Securities
Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Senior Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.
Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt, including our Senior Debt Securities and Senior Subordinated Debt Securities. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.
Junior Subordinated Debt Securities
Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt, including our Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities. We will state in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange, if any, will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Covenants
Unless otherwise indicated in a prospectus supplement, the Senior Debt Securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, including indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
SEC Reporting
We will file with the SEC copies of annual reports, quarterly reports and other documents which we are required to file pursuant to Section 13 or 15(d) of the Exchange Act, and we will promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of our debt securities. We will also file additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Indentures as may be required from time to time by the rules and regulations of the SEC.
Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations under the debt securities and the Indentures. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under either of the Indentures, and no event which, after notice or lapse of time or both, would become an event of default under either of the Indentures, has happened and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the Indentures, we will be discharged from all our obligations under the debt securities and the Indentures except in limited circumstances.
No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities and except as described above under “-Consolidation, Merger or Sale,” the debt securities will not contain any provisions which may afford holders of such securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default
The term “Event of Default,” when used in the Indentures, unless otherwise indicated, means any of the following:

•	failure to pay interest (or certain additional amounts, if any) for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	failure to make sinking fund payments after the date payment is due and payable;

•
failure to comply with any of the covenants or agreements in the Indentures applicable to a series of debt securities for 60 days after receipt of written notice specifying such failure by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of such series and requiring it to be remedied and stating that such notice is a “notice of default” under the Indentures;

•
in the case of the Senior Indenture, a default under any of our current or future indebtedness (or any indebtedness of one of our subsidiaries if we have guaranteed such indebtedness or are directly responsible or liable as obligor or guarantor) having a principal amount outstanding in excess of $100,000,000 (other than indebtedness which is non-recourse to us or any of our subsidiaries), which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after receipt of written notice specifying such default by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of a series and requiring such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “notice of default” under the Senior Indenture;

•
in the case of the Junior Indenture, a default under any of our current or future indebtedness in an aggregate principal amount then outstanding of $10,000,000 or more, which default (i) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not be paid in full within a period of 30 days after there has been given by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of a series written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such indebtedness and stating that such notice is a “notice of default” under the Junior Indenture; provided, however, that if such default under such agreement or instrument is remedied or cured by us or waived by the holders of such indebtedness, then such Event of Default under the Junior Indenture shall be deemed likewise to have been thereupon remedied, cured or waived without further action; provided, further, that the foregoing shall not apply to any secured indebtedness under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of the total assets of us and our consolidated subsidiaries at the time of the default; or

•	certain events involving bankruptcy, insolvency or reorganization of Torchmark or, in the case of the Senior Indenture, Torchmark or one of its significant subsidiaries.

If an Event of Default involving any series of debt securities has occurred and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of such series then outstanding may declare the principal amount, accrued and unpaid interest, premium, if any, the redemption price or make-whole amounts, if applicable, and any additional amounts, if any, of all of the outstanding debt securities of such series to be due and payable immediately; provided, however, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount, interest, premium, if any, the redemption price or make-whole amounts, if applicable, and any additional amounts on the debt securities of such series will become immediately due and payable without any action on the part of the trustee or any holder.
Within 90 days after the occurrence of any default with respect to any series of debt securities, the trustee shall transmit to all holders of such series of debt securities, notice of such default unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any debt securities (or additional payments under the Senior Indenture), the trustee shall be protected in withholding such notice if and so long as, in the case of the Junior Indenture, the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee, or, in the case of the Senior Indenture, the responsible officers of the trustee, in good faith determine that the withholding of such notice is in the interests of the holders of such series of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indentures.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to transfer beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the Indentures. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the Indentures.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the Indentures.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indentures, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we, the trustee nor any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or if an Event of Default involving any series of debt securities has occurred and is occurring, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depositary for Euroclear System and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
We can discharge or decrease our obligations under each of the Indentures as stated below.
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities, plus additional amounts payable, if any, under the Senior Indenture and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the Indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified by a nationally recognized firm of independent public accountings to be enough to pay at maturity, or upon redemption, the principal, premium, if any, make-whole amounts, if any, and interest on all outstanding debt securities of the series, plus additional amounts payable, if any, under the Senior Indenture and any mandatory sinking fund payments;

•
such deposit, defeasance or covenant defeasance will not result in a breach under either Indenture or any other agreement (or material agreement under the Senior Indenture) we are a party to or by which we are bound (and shall not cause the trustee to have a conflicting interest with respect to any of our debt securities);

•
we deliver to the trustee an opinion of counsel from a law firm qualified to give such opinion to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, make-whole payments, if any, additional amounts, if any, and interest payments on the series of debt securities, which opinion, in the case of defeasance, must be based upon a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable U.S. federal income tax law after the date of this prospectus such that a ruling is no longer required;

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance (as the case may be) have been complied with and, in the case of Senior Debt Securities, an opinion of counsel to the effect that either registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing such deposit or all necessary registrations under such Act have been effected;

•
in the case of Senior Debt Securities, no event or condition shall exist and be continuing on the date of the deposit (or the 91st day following the deposit with respect to certain bankruptcy related defaults); and

•
in the case of Subordinated Securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date or, in the case of covenant defeasance under the Junior Indenture, on the 61st day after the deposit date.

Although we may discharge or decrease our obligations under the Indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indentures
The Indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the benefit of the holders of debt securities;

•	add any additional events of default under the Indentures;

•
with respect to the Senior Indenture, to add to or change any of the provisions of the Senior Indenture to provide that bearer securities may be registrable as to principal, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of Senior Debt Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of such series and any related coupons or any other series of Senior Debt Securities in any material respect;

•
change or eliminate provisions of the Senior Indenture, provided such change or elimination will either only become effective after all then current outstanding debt securities are no longer outstanding, or will not apply to any series of debt securities created prior to the execution of such supplemental indenture and will not modify the rights of the existing holders of such securities;

•	secure any series of debt securities;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•
with respect to the Senior Indenture, to make provision for the conversion or exchange rights of holders of a series of Senior Debt Securities, including providing for the conversion or exchange of such series into any of our securities or property; provided in each case that any such action shall not adversely affect the interests of the holders of such series and any related coupons or any other series of Senior Debt Securities in any material respect;

•
to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision in the Indentures, or to make any other provisions with respect to matters or questions arising under the Indentures which shall not be inconsistent with the provisions of the Indentures or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of any series of debt securities and any related coupons, in the case of Senior Debt Securities, in any material respect;

•
with respect to the Senior Indenture, close the Senior Indenture with respect to the authentication and delivery of additional series of Senior Debt Securities or to qualify, or maintain qualification of, this Indenture under the Trust Indenture Act;

•	with respect to the Senior Indenture, provide for or add or remove guarantors with respect to the Senior Debt Securities of any series;

•
with respect to the Senior Indenture, conform any provision contained in the Senior Indenture or any supplement or supplemental indenture thereto to the descriptions of Senior Debt Securities set forth in this “Description of Debt Securities” or the descriptions of such series of Senior Debt Securities contained in any final prospectus supplement or offering memorandum relating to such senior debt securities under the heading “Description of Notes” or similar; or

•	with respect to the Senior Indenture, make any change that does not adversely affect the rights or interests of any holders of any series of debt securities.
Each of the Indentures also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt permitted of all series of Senior Debt Securities and Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the applicable indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of any debt security;

•	reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any premium or amount payable upon redemption or alter or waive the redemption date;

•	change any obligation to pay any additional amounts, if any;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	modify the subordination provisions of the junior subordinated debt securities in a manner adverse to the holders thereof;

•
reduce the percentage of debt securities of any series, the consent of whose holders is required, for any modification of the Indenture or for any waiver compliance with any covenant or default under certain provisions of the Indentures, or reduce the requirements for quorum or voting;

•	with respect to the Senior Indenture, modify any of the amendment or waiver provisions that require each holder’s consent, including waiver of any payment default;

•
with respect to the Senior Indenture, make any change that adversely affects the right to convert or exchange any Senior Debt Security or decrease the conversion or exchange rate or increase the conversion or exchange price of any Senior Debt Security; or

•	with respect to the Senior Indenture, adversely affect the ranking of any Senior Debt Securities.
No Personal Liability
No recourse under or upon any obligation, covenant or agreement contained in the Indentures, in any debt securities or coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, officer or director, as such, of us or of any successor, either directly or through us or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the debt securities by the holders thereof and as part of the consideration for the issue of the debt securities.
Concerning the Trustee
Regions Bank is the trustee under both Indentures. We may also maintain banking and other commercial relationships with Regions Bank and its affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of the trustee, should it become a one of our creditors, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. A trustee under the Indentures will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign. In addition, the trustee is under no obligation to exercise any of the rights or powers given it by the applicable Indenture at the request or direction of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might occur in compliance with such request or direction.
Governing Law
The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, to purchase debt securities, common stock, preferred stock, or any combination of these securities. Warrants may be issued by us independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into by us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.
The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the warrants are exercisable;

•	the currency or currencies, including composite currencies, in which the warrants are exercisable;

•	the date or dates on which the right to exercise the warrants commence and expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent;

•	the periods during which and places at which such warrants are exercisable;

•	the exchanges, if any, on which such warrants may be listed;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights, if any, of the stock purchasable upon such exercise.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The applicable prospectus supplement will describe the terms of any stock purchase contract. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS
We may issue units of securities consisting of two or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to unit agreements or other documents to be issued by us. You should read the particular terms of the unit agreement and/or other documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell any of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units being offered hereby in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; and

•	directly by us to purchasers.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us and/or the Trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.
Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units, on an exchange, but we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.
Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
Unless otherwise indicated in a prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by McAfee & Taft A Professional Corporation.

EXPERTS
The consolidated financial statements and the related financial statement schedules as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, incorporated by reference in this Prospectus, and the effectiveness of Torchmark’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference herein. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is traded on the New York Stock Exchange under the symbol “TMK.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us at our web site at http://www.torchmarkcorp.com. The information on our web site is not part of this prospectus.
This prospectus is a part of the registration statement on Form S-3 that we have filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Torchmark, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site.
The SEC’s rules allow us to incorporate by reference information that we file with the SEC into this prospectus. This means we can disclose important information to you by referring you to other documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)
Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2017 (including the information that is specifically incorporated by reference in such Form 10-K from Torchmark’s Definitive Proxy Statement on Schedule 14A filed on March 19, 2018);

(2)	Torchmark’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2018;

(3)	Torchmark’s Current Reports on Forms 8-K filed with the SEC on March 1 and May 2, 2018 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on May 16, 2018).

(4)	The description of Torchmark’s common stock contained in a Form 8-K filed with the SEC on June 29, 2012, as amended or updated; and

(5)	All filings made by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations Department, Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070 (telephone 972-569-3627).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions, are set forth in the following table. Each amount, except for the SEC registration fee, is estimated.

SEC registration fee	*
Trustees’ fees and expenses	+
Accounting fees and expenses	+
Legal fees and expenses	+
Printing expenses	+
Rating agency fees	+
NASD fees	+
Miscellaneous	+
TOTAL

*	Deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

+	Estimated expenses are not currently known.

Item 15.	Indemnification of Directors and Officers
Section 1 of Article Ninth of our Restated Certificate of Incorporation ("the Certificate of Incorporation") provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the “Act”), or (d) for any transaction from which the director derived an improper personal benefit.
Section 2(a) of Article Ninth of the Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to, or is involved in any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers (or is or was serving at our request as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by us, to the fullest extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that except as provided in Section 2(b) of Article Ninth of the Certificate of Incorporation, we shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors. With respect to derivative actions, indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to us. Rights conferred by Section 2(a) of Article Ninth of the Certificate of Incorporation are contract rights and include the right to be paid by us the expenses incurred in defending any proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to us by the indemnified party of an undertaking to repay all amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) of Article Ninth of the Certificate of Incorporation or otherwise. We may, by action of our Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.
Section 2(b) of Article Ninth of the Certificate of Incorporation provides that persons indemnified under Section 2(a) of Article Ninth of the Certificate of Incorporation may bring suit against us to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by us. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on us and neither the failure of our Board of Directors, independent legal counsel or the stockholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth of the Certificate of Incorporation is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation, or Bylaws, or otherwise. We may maintain insurance, at its expense, to protect itself and any of our directors, officers, employees or agents or other entity against any expense, liability or loss whether or not Torchmark would have the power to indemnify such persons against such expense, liability or loss under the Act.
In connection with an offering of the securities registered hereunder, the registrant may enter into one or more underwriting agreements which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement**

4.1	Indenture for Senior Debt Securities, dated as of September 24, 2018, between Torchmark Corporation and Region Bank, as trustee.*

4.2
Supplemental Indenture, dated as of December 14, 2001, among Torchmark, Bank One Trust Company, N.A. and The Bank of New York Mellon Trust Company, N.A., supplementing the Indenture dated February 1, 1987 (incorporated by reference from Exhibit 4.1 to Form 8-K dated December 14, 2001)

4.3
Officer’s Certificate dated June 8, 2006, pursuant to the Junior Subordinated Indenture, dated November 2, 2001, establishing the terms of the 7.100% Junior Subordinated Debentures (incorporated by reference from Exhibit 4.4 to Form 8-K dated June 8, 2006).

4.4
Second Supplemental Indenture, dated as of April 5, 2016, between Torchmark Corporation and Regions Bank, as trustee (successor trustee to both The Bank of New York Mellon Trust Company, N.A.), supplementing the Junior Subordinated Indenture dated as of November 2, 2011 (incorporated by reference from Exhibit 4.3 to Form 8-K dated April 5, 2016)

4.5
Third Supplemental Indenture, dated as of November 17, 2017, between Torchmark Corporation and Regions Bank, as Trustee, supplementing the Junior Subordinated Indenture dated as of November 2, 2011 (incorporated by reference from Exhibit 4.4 to Form 8-K dated November 17, 2017)

4.6	Form of Deposit Agreement**

4.7	Form of Depositary Share (included in Exhibit 4.6)**

4.8	Form of Warrant Agreement**

4.9	Form of Warrant Certificate**

4.10	Form of Unit Agreement**

4.11	Form of Unit Certificate**

4.12	Form of Preferred Stock Certificate of Designation**

4.13	Form of Purchase Contract Agreement**

5.1	Opinion of McAfee & Taft A Professional Corporation*

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm*

23.2	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this registration statement)

25.1
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Regions Bank to act as trustee under the Senior Indenture dated as of September 24, 2018 relating to the Senior Debt Securities*

25.2
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Regions Bank to act as trustee under the Junior Subordinated Indenture dated as of November 2, 2001 relating to the Subordinated Debt Securities*

* **	Filed herewith. To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 24th day of September, 2018.

TORCHMARK CORPORATION

By:	/s/Gary L. Coleman
Name:	Gary L. Coleman
Title:	Co-Chief Executive Officer

By:	/s/Larry M. Hutchison
Name:	Larry M. Hutchison
Title:	Co-Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Brian Mitchell, Frank M. Svoboda and Carol A. McCoy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Gary L. Coleman Gary L. Coleman	Co-Chief Executive Officer (Co-Principal Executive Officer)	September 24, 2018

/s/ Larry M. Hutchison Larry M. Hutchison	Co-Chief Executive Officer (Co-Principal Executive Officer)	September 24, 2018

/s/ Frank M. Svoboda Frank M. Svoboda	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 24, 2018

/s/ Charles E. Adair Charles E. Adair	Director	September 24, 2018

/s/ Linda L. Addison Linda L. Addison	Director	September 24, 2018

/s/ Marilyn A. Alexander Marilyn A. Alexander	Director	September 24, 2018

/s/ Cheryl D. Alston Cheryl D. Alston	Director	September 24, 2018

/s/ David L. Boren David L. Boren	Director	September 24, 2018

/s/ Jane M. Buchan Jane M. Buchan	Director	September 24, 2018

/s/ Robert W. Ingram Robert W. Ingram	Director	September 24, 2018

/s/ Steven P. Johnson Steven P. Johnson	Director	September 24, 2018

/s/ Darren M. Rebelez Darren M. Rebelez	Director	September 24, 2018

/s/ Lamar C. Smith Lamar C. Smith	Director	September 24, 2018

/s/ Mary E. Thigpen Mary E. Thigpen	Director	September 24, 2018

/s/ Paul J. Zucconi Paul J. Zucconi	Director	September 24, 2018